UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K 12g3
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: October 17, 2006


                         NEXHORIZON COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                  000-33327                               13-4151225
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)



                  9737 Wadsworth Parkway, Westminster, CO 80021
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (303)-404-9700
                                 --------------
               Registrant's telephone number, including area code


                                      N/A
                                   ----------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                        SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to a Plan of Merger entered into by and between NexHorizon Communications, Inc. (the "Registrant" or the "Company") and Sunrise Television Network, Inc. ("Sunrise Television") on October 17, 2006, the Registrant has completed the acquisition of Sunrise Television by share exchange.

HISTORY OF SUNRISE TELEVISION

Sunrise Television Networks, Inc., ("Sunrise Television") was formerly a wholly-owned subsidiary of Sunrise Broadband Group, Inc. ("SBG"). It was formed on February 22, 2006 in the state of Colorado.

On March 27, 2006, Sunrise Television closed on the purchase of all assets and subscribers for a wireless cable TV company from Eagle Vision, LLC located in southeast Colorado. The total purchase price of the assets and subscribers of Eagle Vision, LLC is $150,000. The $150,000 was to be paid in a single payment on or before one year from April 1, 2006, with accrued interest of 12% per annum. The Seller was issued at closing 200,000 warrants in SBG at a warrant price of $.50 per share. On April 1, 2007, the payment was not made. Sunrise Television has proposed an extension to the note holder.

On January 26, 2007, STN entered into an agreement to acquire certain assets of a cable company doing business in 13 southeast Colorado towns offering cable TV and high speed services in certain locations. The effective date of the transaction was February 1, 2007. The transaction was completed with the exchange of 368,572 shares of restricted common stock of the Registrant. Sunrise Television and the Registrant signed a one year note for approximately $146,200 in exchange for the common shares.

THE ACQUISITION

The Company closed its Sunrise Television Network (STN) acquisition on June 20, 2007 by completing the required audit. The STN acquisition (including NexHorizon of Colorado) includes an operating wired and wireless cable system located in Colorado consisting of 144 miles of cable network serving 13 communities, wireless licenses in the towns of Eads, Wiley, Ordway, Cheyenne Wells, Larimer County and surrounding communities, satellite receivers, distribution equipment, and approximately 1,000 subscribers.

PLAN OF OPERATIONS

Management believes that with the upgrades, it can attract new subscribers and increase the revenues from existing subscribers. As well, management will begin consolidating and upgrading the newly acquired system to begin positioning expanded broadband services, including, but not limited to, digital-video. High-Speed Internet and Voice-over Internet Protocol. Simultaneous with the upgrade of the systems, management will begin deploying marketing strategies to increase awareness and to add new subscribers.

The Registrant's business plan is to capitalize on the opportunities presented by the largely ignored rural cable television markets. The Registrant's management intends to identify a series of strategically targeted rural cable systems and networks. We propose to selectively acquire, upgrade and consolidate the capabilities of these systems with the goal that the sum of the whole will be greater than its parts. The Registrant believes that this will result in increased reliability and capability for the end users, growing revenue and profit while decreasing expenses of the Registrant.

With  the  closing  of  the   acquisition  of  Sunrise   Television  and  future
acquisitions, the Registrant's business operations will be focused on the following elements and revenue streams:

   1.    Analog  television and cable  services.  These services are traditional
         cable  offerings  providing   television   programming  to  households.

         Traditionally, they provide stable annual revenue and income and we believe will form the foundation of short-term operating results.

   2. Digital services. These services are various value-added digital offerings meant to provide subscribers the same or superior, state-of-the-art services favorably compared to both digital ("DBS") services and digital services in urban areas. The revenue and income streams related to these value-added digital services form a large part of the Registrant's projected growth and penetration within the subscriber base of our Registrant.

   3. Data services. The provision of various value-added Internet and High-speed data services is expected to generate large revenue and income growth. The projected significant growth is supported by industry analysts and trends as cable operators can now offer a bundled package of Voice, Data, and Video, which significantly lowers churn rate, while increasing their revenue per subscriber.

In providing the above services, the Registrant intends to utilize an appropriate combination of wired and wireless technologies to deliver the services to business and residential customers so as to increase revenues, improve gross margins and generate higher cash flows. The Registrant's management believes the flexibility in network architecture and the use of a variety of state of the art technologies, which were never readily available before, offered at reasonable costs will cause capital expenses to be lower than those normally encountered in typical cable and telecommunications broadband upgrades. The objectives of using the most appropriate technology and offering the above noted services are:

   1. Develop the digital capability in all distribution sites at the lowest cost for the size of each head-end.

   2. Develop broadband capability for each head-end location that uses wireless and/or satellite Internet.

   3. Develop and offer digital products and applications that are compatible with compression, encryption and security identification (i.e., Video-On Demand (VOD), games, digital video, interactive TV, etc.).

   4. Develop applications-on-demand (including video and e-commerce) that can be served from a distributed network architecture.

Rural Cable Market Opportunities

The cable industry is a large but very competitive industry. According to data provided by Kagan Research LLC, cable service providers will generate estimated annual revenues in the amount of $69.5 billion as of January 2006. Cable is an enormous industry fuelled by a growing population base and a trend towards home entertainment.

The United States rural cable market currently is enormous and includes tens of millions of subscribing households. Overall, the United States rural cable market is comprised primarily of under-capitalized individual system operators, or larger national entities whose focus is not on small, rural cable subscribers. This has created an opportunity for the Registrant to acquire a significant number of small cable operators and their customers and to use these acquisitions to increase its subscriber base, revenues and cash flows through the concurrent addition of additional digital, data and voice type services.

As part of an initiative to deploy broadband throughout rural markets, many smaller cable companies are now attempting to deploy network upgrades that will allow them to market a variety of innovative, digital services. These companies are examining the upgrade of network infrastructures in order to provide voice, data, and video on demand services. The Company's management believes that through technical upgrades, acquired small cable systems will provide services and technical capabilities that will be competitive with those offered by larger Multiple System Operators ("MSOs").

Competition

The Registrant competes with other cable businesses, conventional television broadcast services, digital broadcast services, DSL, and other communications and entertainment media, including newspapers, motion picture theatres, live sporting events, interactive online computer services and home video products. A number of cable companies are offering such services and could be competitive to the Registrant.

Other cable solution providers and cable companies that would be considered competitive to the Registrant would be: Cox Communications, Inc., Adelphia Communications Corporation, Cablevision Systems Corporation, Charter Communications Inc., Insight Communications, Inc. and Mediacom Communications Corporation.

Regulation

The cable television industry is subject to regulation on the federal, state, and local levels. In addition, many aspects of such regulation remain the subject of judicial proceedings and administrative or legislative proposals. The Cable Television Consumer Protection and Competition Act of 1992, referred to as the "1992 Cable Act," significantly expanded the scope of cable television regulation. Of particular significance are the "franchise agreements" which govern cable service providers in the jurisdictions in which they operate.

The Registrant intends to target those potential acquisitions, which operate under non-exclusive franchise agreements granted by local authorities and are subject to periodic renewal and renegotiation. The franchise agreements include permits and similar authorizations issued at the local and state level.

Franchise agreements are usually not transferable, unless the granting governmental authority consents. Further, they are subject to termination in the event of a material breach in the agreement. Most franchise agreements will require the Registrant to pay a franchise fee of up to 5.0% of gross revenues.

The Communications Act provides for an orderly franchise renewal process, in which granting authorities may not unreasonably withhold renewals. In the event that a renewal is not allowed, the granting authority must pay the existing cable company the "fair market value" of the system. Some authorities require the cable operator to make certain commitments during the renewal process, such as requiring technological upgrades to the system, which may require substantial capital expenditures.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Report, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of the Company as of June 15, 2007. Also included are the shares held by all executive officers and directors as a group.

SHAREHOLDERS/                       NUMBER OF SHARES          OWNERSHIP
BENEFICIAL OWNERS                                             PERCENTAGE
--------------------------------------------------------------------------------

Calvin D. Smiley**                      2,343,035 *               18.3%
President, CEO & Director

Daniel M. Smith**                       1,716,734 *               13.4%
CFO & Director

John T. Conroy, **                       1,619810 *               12.6%

Gregory J. Liptak,                              0                    0%
Director

All officers & Directors as a Group     5,679,579                 44.3%
--------------------

* Reflect the reverse-split of 1 for 8.5 for common shares and a 1 for 4.5 for preferred shares.
** Includes 3,406,667 shares (Smiley 1,680,000, Smith 1,120,000 and Conroy 606,667) of common stock which were converted from preferred in January 2007, Series A, Series A and Series C, respectively.

Each principal shareholder has sole investment power and sole voting power over the shares.

Executive Compensation


                           Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of the Company to its Chief Executive Officer and certain other executive officers for the years ended December 31, 2006, 2005 and 2004.

                                            Annual Compensation                       Long Term Compensation
                                                                            Awards                  Payouts
                                                                                    Securities
   Name & Principal     Year    Salary     Bonus      Other Annual    Restricted    Underlying      LTIP         All Other
       Position                  ($)        ($)       Compensation   Stock Awards   Options (#)    Payouts     Compensation
                                                          ($)             ($)                        ($)            ($)
Calvin    D.    Smiley  2006  $    -0-     $ -0-         $ -0-           $ -0-          -0-         $ -0-          $ -0-
President & CEO(1)      2005  $    -0-     $ -0-         $ -0-           $ -0-          -0-         $ -0-          $ -0-
                        2004  $    -0-     $ -0-         $ -0-           $ -0-          -0-         $ -0-          $ -0-
Steve Lipman            2006  $    -0-     $ -0-         $ -0-           $ -0-          -0-         $ -0-          $ -0-
President & CEO(2)      2005  $ 132,000    $ -0-         $ -0-           $ -0-          -0-         $ -0-         $ 9,900
                        2004  $   36,000   $ -0-         $ -0-           $ -0-        58,824        $ -0-         $ 2,700
Daniel  Smith,   Chief  2006  $    -0-     $ -0-         $ -0-           $ -0-          -0-         $ -0-          $ -0-
John  T.  Conroy,  EVP  2006  $ 155,667    $ -0-         $ -0-           $ -0-          -0-         $ -0-        $ 10,800

    (1) Mr. Smiley was appointed the CEO and President of the Company in October 2006. Mr. Smiley waived his right to compensation during 2006 in the amount of $52,000.
    (2) Mr. Lipman, was the CEO and President of the Company until November 2005 when his contract was terminated. The $9,900 and $2,700 of other compensation in 2005 and 2004, respectively consists of an automobile allowance.
    (3) Mr. Smith was appointed the CFO of the Company in October 2006. Mr. Smith waived his right to compensation during 2006 in the amount of $47,000.
    (4) Mr. Conroy served as the acting CEO & CFO, prior to October 2006. In October 2006, he was appointed the Executive Vice President of Strategic Development. The $10,800 other compensation in 2006 and 2005 consists of an automobile allowance. The $101,800 of other compensation in 2004 consists of $1,800 of an automobile allowance paid to Mr. Conroy. The remaining $100,000 represents consulting fees during the period of time in 2004 (January through October) that Mr. Conroy was a non-employee consultant to the Company. Included in the $100,000 were non-cash consulting fees valued at $60,000, which were contributed by Mr. Conroy to the Company.

Employment Contracts and Termination of Employment and Change in Control Arrangements

On September 27, 2004, we entered into an employment agreement with John Conroy pursuant to which Mr. Conroy will serve as Chief Financial Officer for a two year term with an automatic renewal for a successive one-year term period unless either party to the agreement gives to the other party at least 90 days advance notice that they do not wish to renew. Mr. Conroy receives $12,000 per month plus $900 per month automotive allowance. Mr. Conroy shall also receive an automatic salary increase to between $15,000 and $20,000 per month upon the Company attaining a net profit of $100,000 per month. In addition Mr. Conroy was granted 58,824 stock options with an exercise price of $4.68 per share and an expiration date of September 30, 2007.

In October 2006, employment agreements with three (3) officers were executed for a three (3) year term. The future annual minimum payments under the agreements is approximately $250,000, $225,000 and $200,000, with potential annual increases, as defined.

We do not provide pension, retirement or similar benefits for our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Director Compensation

The table below sets forth the compensation, if any, received by the directors of the Company during the year ended December 31, 2006.


                                  Directors Compensation Table

Name              Fees              Stock            Options           Non-Equity       Nonqualified         All Other     Total
                  Earned or         Awards           Awards            Incentive Plan   Deferred             Compen-        ($)
                  Paid-in           ($)              ($)               Compensation     Compensation         sation
                  Cash ($)                                             ($)              ($)                    ($)
                  --------          ------           -------           ------------     -----------         --------       ------
Calvin D. Smiley  $0                $0               $0                $0               $0                     $0          $0

Daniel Smith      $0                $0               $0                $0               $0                     $0          $0

John Conroy (1)   $0                $0               $0                $0               $0                     $166,467    $0

Gregory Liptak    $0                $0               $0                $0               $0                     $0          $0

Steve Lipman      $0                $0               $0                $0               $0                     $0          $0

Todd Wallace      $0                $0               $0                $0               $0                     $0          $0

Alan Tracey       $0                $0               $0                $0               $0                     $0          $0

  (1) All current year compensation was converted into Series C preferred stock.

The Company does not currently pay any cash fees to its directors, nor does the Company pay directors' expenses in attending board meetings.

Option/SAR Grants Table

None.

Aggregated Option/SAR Exercises in Last Fiscal Year an FY-End Option/SAR value


              Aggregated Option/SAR Exercises in Last Fiscal Year,
                      and Fiscal Year-End Option/SAR Values

                                                                Number of           Value of
                                                               Securities         Unexercised
                                                               Underlying         In-the-Money
                                                               Unexercised      Options/SARS at
                                                             Options/SARS at     FY-End ($)(1)
                                                                  FY-End
                                                            ------------------ -------------------
                                   Shares
                                  Acquired
                                     on          Value
                                  Exercise    Realized ($)    Exercisable/        Exercisable/
             Name                    (#)                      Unexercisable      Unexercisable
Calvin D. Smiley                      0            0               0/0                $0/0
Daniel Smith                          0            0               0/0                $0/0
John Conroy                           0            0            58,824/0           $20,000/0
Gregory Liptak                        0            0               0/0                $/0

1 The average of the closing bid and ask price of the Common Stock on December 31, 2006 ($0.34) was used to calculate the option value.

Long Term Incentive Plans - Awards in Last Fiscal Year

None.

Warrants

None



                                                                                                   Number of
                                                                                                  securities
                                                                                              remaining available
                                                                                             for future issuance
                                  Number of securities      Weighted-average                 equity compensation
                                  to be issued upon         exercise price                     plans (excluding
                                  exercise of outstanding   of outstanding                       securities
                                       options,             options, warrants,                    reflected
      Plan Category               warrants and rights       and rights                          in column (a))
------------------------------    -----------------------   ------------------                ------------------
Equity compensation plans
  approved by security holders                  -            $     -                                      -

Equity compensation plans not
  approved by security holders            370,375 (1)        $       4.25                         3,000,000
                                  -----------------            ------------                      -----------

Total                                     370,375            $       4.25                         3,000,000


(1) Includes 294,118 options issued under the 2001 Stock Option Plan, as amended in 2005, (the "Plan") as the Plan has not been approved by the shareholders of the Company.

For a complete description of the Company's equity compensation plans, please refer to Note 6 of our audited financial statements as of December 31, 2006, which are filed herein.

Certain Relationships and Related Transactions

Messrs. Smiley and Smith, officers and directors of the Company, waved their rights for compensation in 2006. The aggregate value of waived compensation was approximately $99,000.

During the year ended December 31, 2006, the Company issued 566,667 shares of Series A Preferred Stock as compensation for certain members of management and the board of directors as signing bonuses. The Series A Preferred Stock was valued at $1,904,000 based on the estimated fair value of the common stock equivalents on the date of grant. In January 2007, such shares were converted into 2,800,000 shares of common stock.

During the year ended December 31, 2006, the Company issued 144,444 shares of Series C Preferred Stock in connection with the conversion of amounts due a related party. The Series C Preferred Stock was valued at $204,443 based on the estimated fair value of the common stock equivalents on the date of grant. In January 2007, such shares were converted into 606,667 shares of common stock.

In May 2006, an officer advanced the Company $50,000 for working capital purposes. The advance bore interest at 9.75% and was due on demand. In December 2006, the Company issued 294,118 shares of common stock, based on the fair market value on that date, in full satisfaction of the amounts due. In addition, upon conversion, the Company issued a warrant to purchase 23,529 shares of the Company's common stock, which was valued at $18,000 (based on the Black Scholes option pricing model) and recorded as interest expense in the accompanying consolidated statements of operations in 2006. The warrant is exercisable at $0.17 per share, vested upon grant and expires in December 2007.

Legal Proceedings

While the Company is not formally engaged in any litigation, legal proceedings or claims, it is involved in resolving the following issues:

            - The Company has agreed to a settlement offer of $15,000 related to the Company's failure to complete an acquisition. Such amount is included in accrued expenses.

            - The Company is currently in negotiations with the former Chief Executive Officer regarding final settlement of unpaid wages and claims. The Company has included approximately $50,000 in accrued expenses at December 31, 2006.

            - The Company is currently in negotiations with previous legal counsel regarding unpaid fees totaling $35,500. Such amount is included in accounts payable at December 31, 2006.

            - The Company is currently in negotiations with NAP of America regarding unpaid lease expenses totaling $5,778. Such amount is included in accounts payable at December 31, 2006.

Changes in and Disagreements with Accountants

None.

Item 2.02 Results of Operations and Financial Condition

The Company budget for operations in next year is as follows:

                                   Annual
        Expense                   Forecast
---------------------------    ----------------

Programming                     $139,800

Payroll & Benefits                76,800

Vehicle, Ins., Gas                33,000

Misc. G & A                       15,900
                                ---------
       Total                    $265,500


The Company reserves the right to change any or all of the budget categories in the execution of its business attempts without purchaser approval. None if the line items are considered to be fixed or unchangeable in the budget.

The Company will require additional capital to support its budget. The Company has no committed source for any funds as of date herein. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, the Company may not be able to carry out its business plan, and could fail in business as a result of these uncertainties.

LIQUIDITY

Sunrise Television's cash balance at December 31, 2006 was $386. Sunrise Television has a working capital deficit of $2,296,228. Management recognizes Sunrise Television must generate additional resources to enable it to continue operations. The Registrant, post transaction, will continue to seek working capital through the equity markets. The successful outcome of future fund raising activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended new business plan or generate positive operating results.

Since inception, the Company has financed operations primarily through short term borrowing from banks and third-party institutions and vendor financing. The start-up nature of the Company may require further need to raise cash through equity sales at some point in the future in order to grow operations. Accordingly, if revenues are insufficient to meet needs, the Company will attempt to secure additional financing through traditional bank financing or a debt or equity offering; however, because the start-up nature of the Company, the Company be unsuccessful in obtaining such financing or the amount of the financing may be minimal and therefore inadequate to implement the continuing plan of operations. There can be no assurance that the Company will be able to obtain financing on satisfactory terms or at all, or raise funds through a debt or equity offering. In addition, if the Company has nominal funds by which to conduct its operations, it will negatively impact its potential revenues.

RESULTS  OF  OPERATIONS  FOR  THE  YEAR-ENDED  DECEMBER  31,  2006  FOR  SUNRISE
TELEVISION

Sunrise Television commenced operations in February 2006. Revenue for the year-ended December 31, 2006 was $29,842. Cost of sales was $24,247. Cost of sales as a percentage of sales was 82%. Sunrise Television recognized a gross profit of $5,595 for the period. General and administrative expenses were $1,222,404.

Sunrise Television recognized other expenses during the year-ended December 31, 2006 of $139,149. Other expenses consisted of warrant financing costs of $14,400, interest and financing expenses of $122,206 and other expense of $139,149.

Sunrise Television recognized net losses for the year-ended December 31, 2006 of $1,355,958.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2007

The Sunrise Television operations commenced February 2006. Revenue for the quarter ended March 31, 2007 was $55,626 compared to the partial quarter ended March 31, 2006 of $0 a 100% increase. The March 31, 2007 cost of sales was $48,028 which as a percentage of sales was 86%. Sunrise Television recognized a gross profit of $7,598 for the period. General and administrative expenses were $85,984.

Sunrise Television recognized other expenses during the quarter ended March 31, 2007 of $50,886. Other expenses consist of warrant financing cost, interest and financing expense and other expenses.

Sunrise Television recognized net loss for the quarter ended March 31, 2007 of $129,272.

CAPITAL RESOURCES

The only capital resources of the Company are its common stock. The Company has been financed to date through a combination of short-term borrowing from banks and other third parties and vendor financing.

                     SECTION 3 - SECURITIES TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to a Plan of Merger entered into by and between the Registrant and Sunrise Television on October 17, 2006, the Registrant has completed the acquisition of Sunrise Television by share exchange. Pursuant to the Plan of Merger, all of the outstanding shares of Sunrise Television's common stock will be exchanged into 400,000 shares of the Registrant's Series B preferred stock. The Series B Prefered Shares have been held in escrow to be issued to the shareholders of record of Sunrise Television on a date subsequent to audit completion, estimated to be 10 days and will be held in escrow for such shareholders effective upon the satisfaction of all closing conditions pending the effectiveness of a Registration Statement. The Series B shares of preferred stock are convertible into 2,666,667 shares of common stock, as amended.

Subsequent to entering into the Plan of Merger and prior to the closing of the Merger, the Registrant issued an aggregate of 566,667 shares of Series A preferred stock to former members of management of Sunrise Television as compensation for resigning from their positions at Sunrise Television and accepting management and board positions with the Company. As a result, the Company anticipates recording the Merger as a "reverse acquisition" whereby Sunrise Television will be considered to be the accounting acquirer as it retained control of the Registrant after the Merger.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Officers

       Name                         Age     Position
       Calvin D. Smiley, Sr.        55      Chief Executive Officer, President
                                                     & Director
       Daniel M. Smith,             43      Chief Financial Officer, Executive
                                                     Vice-President & Director
       John T. Conroy               51      EVP Strategic Development & Director
       Gregory J. Liptak            68      Director

Calvin D. Smiley. Mr. Smiley was appointed the Chief Executive Officer, President and a Director of the Company in October 2006. He has more than 30 years in the broadcasting and cable television industries. He previously had co-founded Sunrise Broadband Group, Inc. from 2004 - 2006. From 2001 to 2003, he was a telecommunications consultant and began work to develop the Sunrise business strategy. Mr. Smiley held various executive positions with TCOM Ventures Corporation headquartered in Englewood, Colorado. From 2000 to 2001 he served as a director, President and CEO of TCOM Ventures, with a business focus to use a digital wireless platform to provide broadband services to customers of acquired rural ISP's and competitive local exchange carriers ("CLEC's"). From 1998 to 1999, he co-founded and served as President of Communicast, Inc., a successful turn-key marketing and advertising sales company which developed revenues for rural cable television systems, wireless providers and independent television stations. Mr. Smiley attended Geneva College in Beaver Falls, Pennsylvania. He completed strategic management courses of study at the University of Pittsburgh.

Daniel Smith. In October 2006, Mr. Smith was appointed the Chief Financial Officer and a Director of the Company. Mr. Smith has over 20 years of finance and accounting experience. He previously had co-founded and was CFO of Sunrise Broadband Group, Inc. Mr. Smith has held various other positions from analyst through CFO. He has extensive experience in finance, mergers and acquisitions, SEC compliance and telecommunications.

Mr. Smith's work history includes Chief Financial Officer at REANET Corporation in Durango, Colorado. Mr. Smith was Director of SEC Reporting at AIMCO in Denver from 1998 - 2000. Mr. Smith led all SEC reporting and Annual reports along with supporting all fund raising and M&A efforts. Mr. Smith received his B.S. in Accounting from the University of Akron, in Akron Ohio.

John T. Conroy. Mr. Conroy served as Acting Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer prior to October 2006. In October 2006, Mr. Conroy resigned these positions and was appointed the Executive Vice President of Strategic Development and a Director of the Company. Mr. Conroy was the co-founder of NexHorizon Communications, Inc. (formerly Y-Tel International, Inc.) and served as its Chief Financial Officer from October 2004 to October 2006. Mr. Conroy has over 15 years experience with financial and executive management responsibilities in the healthcare field. He has been Chief Financial Officer and Chief Executive Officer for four hospitals in Florida and Louisiana. His major accomplishments include the successful turn around of two rehab hospitals. Prior to Mr. Conroy taking over the projects, both hospitals were reflecting negative cash flows in excess of one million dollars. After two years in each facility, both had achieved a positive cash flow position in excess of one million dollars while dropping the Medicare utilization within each facility from 98% to 62%. He is the former founder and CEO of Specialty Hospital Resources, Inc., a rehab development company specializing in designing, building and managing physical rehabilitation facilities for hospitals.

Gregory J. Liptak. In November 2006, Mr. Liptak was appointed a Director of the Company. Mr. Liptak is currently a managing member of Western Media Group, LLC, a direct response agency he founded to place products on cable television and broadcasting stations nationwide. Prior to Western Media Group, Mr. Liptak was CEO of Across Media Networks, LLC. For many of his 41 years in the communications industry, Mr. Liptak served as President of Jones Media Networks and Jones Intercable and Spacelink. Mr. Liptak has a B.S. and M.S. from the University.

                            SECTION 8 - OTHER EVENTS

Item 8.01  Other Items

The Company has adopted a new business plan in the rural cable industry, through its acquisition of Sunrise Television (See Item 2.01).


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         A.  Financial Statements:
             --------------------

                  Audited financial statements of Sunrise Television Networks,
                      Inc. for the year ended December 31, 2006.

                  Unaudited financial statements of Sunrise Television Networks,
                      Inc. for the three-months ended March 31, 2007.

                  Consolidated Pro-Forma Balance Sheet for December 31, 2006

                  Consolidated Pro-Forma Statement of Operations for the year ended December 31, 2006

         B.  Exhibits - None.

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Sunrise Television Networks, Inc.
Westminster, Colorado

I have audited the accompanying consolidated balance sheet of Sunrise Television Networks, Inc. as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from February 22, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sunrise Television Networks, Inc. as of December 31, 2006, and the consolidated results of its operations and its cash flows for the period from February 22, 2006 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered a loss from operations and has a working capital deficit and stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                /s/ Ronald R. Chadwick, P.C.
March 26, 2007                                  RONALD R. CHADWICK, P.C.

                        SUNRISE TELEVISION NETWORKS, INC.
                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS



                                                                   Page

Report of Independent Registered Public Accounting Firm              1

Financial Statements 2006

           Balance Sheet                                             3

           Statement of Operations                                   4

           Statement of Stockholders' Deficit                        5

           Statement of Cash Flows                                   6

           Notes to Financial Statements                          7 to 13


                        SUNRISE TELEVISION NETWORKS, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET

                                                                                  December 31,
                                                                                      2006
ASSETS:

Current assets:
      Cash                                                                                    $386
      Accounts Receivable                                                                    1,471
      Prepaid expenses and other                                                             3,000
      Deposits                                                                               2,148
                                                                              ---------------------
           Total current assets                                                              7,005

Non-current assets:
      Receivable from SBG (related party)                                                  799,165
                                                                              ---------------------
           Total non-current assets                                                        799,165

      Furniture and equipment, net of accumulated
           depreciation of $17,453 as of December 31, 2006 (Note 3)                         48,050
                                                                              ---------------------
           Total furniture and equipment                                                    48,050

Other assets:
      Intellectual property,net of $7,545 amortization (Note 4)                             93,055
                                                                              ---------------------
                                                                                            93,055

           Total Assets                                                                   $947,275
                                                                              =====================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Accounts payable                                                                     414,081
      Payables to related parties (Note 5)                                                 309,907
      Accrued liabilities                                                                   64,143
      Notes payable, including accrued interest (Note 7)                                 1,151,150
      Convertible notes payable, including accrued interest (Note 7)                       363,952

                                                                              ---------------------

           Total current liabilities                                                    $2,303,233

Commitments and contingencies:  (Notes 1,2,5,6,7,8,9 and 10)

      Authorized Shares: 1 share common, no par value.
           1 share issued and outstanding at December 31, 2006.
      Common stock                                                                               0
      Additional paid-in-capital                                                                 0
      Deficit accumulated during development stage                                      (1,355,958)
                                                                              ---------------------

           Total stockholders' deficit                                                 ($1,355,958)
                                                                              ---------------------

           Total liabilities and stockholders' deficit                                    $947,275
                                                                              =====================


               See footnotes to consolidated financial statements


             SUNRISE TELEVISION NETWORKS, INC.
               (A Development Stage Company)
            CONSOLIDATED STATEMENT OF OPERATIONS

                                                                For the Period From
                                                                 February 22, 2006
                                                                     (Inception)
                                                                         Through
                                                                    December 31,
                                                                            2006
REVENUES:

Sales - cable services (Note 1)                                                $29,842
                                                             --------------------------

          Total revenues                                                        29,842

COST OF SALES:

Cost of sales - cable services                                                  24,247
                                                             --------------------------

          Total cost of sales                                                   24,247

Gross profit (loss)                                                              5,595

EXPENSES:

General and administrative                                                   1,222,404
                                                             --------------------------

Net profit (loss) from operations                                           (1,216,809)

Other income (expense):
Warrant financing costs (Note 7)                                               (14,400)
Interest expense and financing costs (Note 7)                                 (122,206)
Other income (expense)                                                          (2,543)
                                                             --------------------------

          Total (expenses)                                                    (139,149)
                                                             --------------------------


          Net (loss)                                                       ($1,355,958)
                                                             ==========================


          Net (loss) per share: Basic and Fully Diluted                    ($1,355,958)
                                                             ==========================

          Weighted average shares outstanding                                        1
                                                             ==========================



               See footnotes to consolidated financial statements



                                        SUNRISE TELEVISION NETWORKS, INC.
                                          (A Development Stage Company)
                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                                  Deficit
                                                      Common                                    Accumulated
                                                      Stock                      Additional     During the       Total
                                                      -----
                                                                                  Paid-in       Development   Stockholders'
                                                      Shares         Amount       Capital          Stage      Equity/(Deficit)
                                                      ------         ------       -------          -----      ----------------
Common stock issued to Parent
   no par value on February 22, 2006.                         1             $0            $0              $0            $0
Net loss for the period from February 22, 2006
   (inception) through December 31, 2006                                                          (1,355,958)   (1,355,958)
                                                   -------------  ------------- -------------  -------------- -------------
Balance at December 31, 2006                                  1             $0            $0     ($1,355,958)  ($1,355,958)
                                                   =============  ============= =============  ============== =============

















               See footnotes to consolidated financial statements


                       SUNRISE TELEVISION NETWORKS, INC.
                         (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                       For the Period From
                                                                        February 22, 2006
                                                                       (Inception) Through
                                                                        December 31, 2006
                                                                        -----------------
CASH FLOWS FROM
  OPERATING ACTIVITIES:

Net (loss)                                                                          ($1,355,958)

Adjustments to reconcile net (loss)
 to net cash (used in) operating activities

Depreciation expense                                                                     36,381
(Gain)Loss from asset dispositions                                                       (4,370)
Provision for losses on notes receivable                                                 75,360

Decrease (increase) in:

Deposits                                                                                    160
Accounts receivable                                                                      (1,471)
SBG payable                                                                             806,223
Prepaid expenses                                                                        (22,700)
Accounts payable                                                                         (6,487)
Interest payable                                                                        172,595
                                                                  ------------------------------
       Net cash (used in ) operating activities                                        (300,267)
                                                                  ------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Cash acquired in SBG transfer                                                             4,267
(Acquistion) of property and improvements                                                (3,114)
                                                                  ------------------------------

       Net cash (used in) investing activities                                           $1,153
                                                                  ------------------------------

FINANCING ACTIVITIES

Line of Credit                                                                          $25,000
Cash advances from SBG                                                                  274,500
                                                                  ------------------------------

Net cash provided in financing activities                                              $299,500
                                                                  ------------------------------

       Net increase (decrease) in cash                                                      386

       Cash, beginning                                                                        0
                                                                  ------------------------------

       Cash, ending                                                                        $386
                                                                  ==============================

SCHEDULE OF NON CASH INVESTING AND FINANCING ACTIVITIES

       None


SUPPLEMENTAL INFORMATION

Cash paid for:
       Interest                                                                              $0
       Income taxes                                                                          $0


               See footnotes to consolidated financial statements

               Sunrise Television Networks, Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2007
                                   (Unaudited)

NOTE 1 - FORMATION AND NATURE OF BUSINESS

     Sunrise Television Networks, Inc., ("STN"or the "Company") a wholly-owned subsidiary of Sunrise Broadband Group, Inc. (the "SBG") was formed on February 22, 2006 in the state of Colorado. On March 28, 2006, STN formed NexHorizon of Colorado, Inc. ("NexHorizon") (formerly Sunrise Broadband of Colorado, Inc.) a wholly-owned subsidiary for future acquisitions.

         On March 27, 2006, the Company closed on the purchase of all assets and subscribers for a wireless cableTV company from Eagle Vision, LLC located in southeast Colorado. The acquired assets are held in the newly formed subsidiary, NexHorizon. The effective date of the transaction is April 1, 2006. The total purchase price of the assets and subscribers of Eagle Vision, LLC is $150,000. The $150,000 was to be paid in a single payment on or before one year from April 1, 2006, with accrued interest of 12% per annum. The Seller was issued at closing 200,000 warrants in SBG at a warrant price of $.50 per share. On April 1, 2007 the payment was not made. The Company has proposed an extension to the note holder. As of the issuance of this report the note holder has not accepted the proposed terms and the company is in default unless the note holder accepts the extension.

         Headquartered in Westminster, Colorado, the Company is a development stage company focused on raising the working capital necessary to deliver broadband solutions to rural communities through strategic acquisitions and mergers.

Development Stage Company:

         The Company is a development stage company since planned principal operations have not yet commenced. As a development stage company, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Going concern and management's plans:

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has limited business operations to date, has incurred significant operating losses, has a negative cash flow from operations and has working capital and shareholders' deficits. These matters raise substantial doubt about the Company's ability to continue as a going concern. In view of these matters, realization of certain assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations. The Company intends merge or acquire additional operating capital through equity offerings to its stockholders and potential investors. There is no assurance that the equity offerings will be successful in raising sufficient funds to cover operations or to assure the eventual profitability of the Company. Management believes that actions planned and presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue.

         The financial statements do not include any adjustments that might result from these uncertainties.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Use of accounting estimates in the preparation of financial statements:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

*NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONT.)

Stock based compensation:

            Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share Based Payment, using the modified-prospective transition method. Under this transition method, compensation cost required to be recognized in the periods ended subsequent to January 1, 2006 will include: (a) compensation cost for all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R).

            The Company calculates stock-based compensation by estimating the fair value of each option using the Black-Scholes option pricing model. The Company's determination of fair value of share-based payment awards are made as of their respective dates of grant using that option pricing model and is affected by the Company's stock price as well as assumptions regarding a number of subjective variables. These variables include, but are not limited to the Company's expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behavior. The Black-Scholes option pricing model was developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because the Company's employee stock options have certain characteristics that are significantly different from traded options, the existing valuation models may not provide an accurate measure of the fair value of the Company's employee stock options. Although the fair value of employee stock options is determined in accordance with SFAS No. 123(R) using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. The calculated compensation cost will be recognized on a straight-line basis over the vesting period of the option.

Recently issued accounting pronouncements:

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Shareholder Based Payment", which addresses the accounting for share-based payment transactions. SFAS 123R eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123R will be effective for non-public companies as of the first annual reporting period that begins after December 15, 2005, and as of the beginning of the first annual reporting period that begins after June 15, 2005 for public entities that do not file as small business issuers. SFAS No. 123R offers the Company alternative methods of adopting this standard. At the present time, the Company has not yet determined which alternative method it will use and the resulting impact on its financial position or results of operations.

         In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position or results of operations.

         In March 2005, the FASB published FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations," which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company's fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company's consolidated financial position or results of operations.

         In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and represents another step in the FASB's goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The Company does not believe the adoption of FASB Statement 151(sic) will have a material effect on its financial position or results of operations.

            In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

         In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation "Accounting for Uncertain Tax Positions--an interpretation of FASB Statement No. 109." Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

         There were various other accounting standards and interpretations issued during 2007, 2006, and 2005, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

Per share computations:

         In accordance with SFAS No. 128 - "Earnings Per Share" the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Preferred stock outstanding, due to its conversion features, are considered to be common stock equivalents for computation of per share information. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. No adjustment has been made for options or warrants outstanding in the computation of per share information since the effect would have been anti-dilutive.

Fair value of financial instruments:

         The fair value of the Company's cash and accounts payable approximates the carrying amounts due to the short maturities of these instruments. The fair value of the Company's related party payables is not practicable to estimate, due to the related party nature of the underlying transactions. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Concentrations:

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. At December 31, 2006, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

Revenue recognition:

         The Company has had minimal revenues to date. It is the Company's policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

NOTE 3 - FURNITURE AND EQUIPMENT

         At December 31, 2006, furniture and equipment is summarized as follows:
                                                                        2006
                                                                        ----
         Furniture and fixtures                                    $    7,049
         Cable facilities                                              47,930
         Vehicles                                                         955
         Office equipment                                               9,569
                                                                        -----

                                                                       65,503

         Less accumulated depreciation and amortization                17,453
                                                                       ------

*NOTE 3 - FURNITURE AND EQUIPMENT (CONT.)

                                                                  $    48,050
                                                                       ======
         Depreciation expense for the ten month period ending December 31, 2006 was $11,902.

*NOTE 4 -INTELLECTUAL PROPERTIES

         The Company has intellectual property consisting of an FCC license.

         The following is the disclosure required under FSAB 142 by year:


         December 2006
         a).  Amount of expenditure during year.                                 $       100,600
         b).  Weighted average amortization period.                                      10 years
         c).  Gross carrying amount at end of year and accumulated amortization.
                           Total Intellectual Property                           $       100,600
                           Accumulated Amortization                                        7,545
                                                                                        --------
                           Net Intellectual Property                             $        93,055
                                                                                         =======
         d).  Amortization expense for year                                      $         7,545
                                                                                         -------

         e).  Estimated amortization next five years:
                           2007                       $   10,060
                           2008                           10,060
                           2009                           10,060
                           2010                           10,060
                           2011                           10,060
                                                         -------
                                                        $ 50,300

*NOTE 5 - PAYABLES TO RELATED PARTIES

         As of December 31, 2006 the Company had payables outstanding to related parties totaling $309,907. Such payables were the result of the combination of cash advances to the Company as well as accruals for unpaid compensation. The payables to related parties have no written repayment terms, bear no interest and are uncollateralized.

         As of December 31, 2006 the Company had receivables outstanding from its parent company SBG totaling $799,165. The Company's parent, SBG, has transferred all operational assets to STN, and is attempting to transfer all operational liabilities as well. The liabilities are accounted for in STN, although as of December 31, 2006 all liabilities remained the legal responsibility of SBG as well. In addition, SBG remains responsible for liens of approximately $175,000 against Company assets.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating lease:

         The Company leased its Broomfield, Colorado office facilities from a third party on a month-to-month basis. This lease was terminated November 2006. Rent expense for the ten month period ended December 31, 2006 was $28,596. In April the Company leased land for its headend at approximately $200 per month. This lease is month to month.

Contingencies:

         SBG and the Company are negotiating to settle an outstanding dispute. Currently in litigation the tentative agreed upon settlement amount of $64,143 had been recorded by SBG and the Company as a liability and is outstanding as of December 31, 2006. In 2005 SBG entered into an agreement to acquire a cable TV company. The transaction did not close and SBG has agreed to the settlement and is currently negotiating the terms/method of repayment.


*NOTE 7 - STOCKHOLDERS' EQUITY

Authorized:

         STN, a wholly-owned subsidiary of Sunrise Broadband Group, Inc. has one
(1) common share authorized and issued and outstanding owned by Sunrise Broadband Group, Inc.

Notes payable and warrants:

         At December 31, 2006 the Company had notes payable, convertible notes payable and accrued interest summarized as follows:

                                                         December 31,
                                                             2006
                                                             ----

Notes payable                                             $    790,450
Accrued interest payable                                       360,700
                                                           -----------

Total                                                     $  1,151,150
                                                          ============

Convertible notes payable                                     $225,000

Accrued interest payable                                       138,952
                                                             ---------

Total                                                         $363,952
                                                              ========


         According to the terms of the notes, the Company and the noteholder will agree either to repayment of the note or convert part or all of the note to equity. The issuance of the notes by SBG was prior to the formation of STN and the conversion price was set at $1.00 per share. Since according to the terms of the note, both parties must mutually agree, the notes are not therefore convertible by either party without agreement.

         The notes bear interest at rates ranging from 12% to 120% annually. Certain of these notes are collateralized by all assets and if Company stock price falls below $.03 for twenty consecutive trading days, the note holder may elect to declare the Company in default at which time the Company has sixty days to pay the notes in full.

         All of the notes have been classified as current liabilities due to payment terms of the note and are considered due on demand.

         The Company's interest expense for these notes totaled $57,641 for the period.

     On October 17, 2006, Sunrise Broadband Group, Inc. agreed to merge its wholly-owned subsidiary Sunrise Television Networks, Inc., ("STN") and STN's wholly-owned subsidiary NexHorizon of Colorado, Inc. (formerly Sunrise Broadband of Colorado, Inc.) a holder of a cable network and license into NexHorizon Communications, Inc. ("NHCI") (formerly Y-Tel International, Inc.) a Delaware corporation by merging STN into NexHorizon Communications, Inc.'s wholly-owned subsidiary Sunrise Acquisitions, Inc.

         NHCI agreed to issue two series of preferred stock to Sunrise Broadband Group, Inc. shareholders, one for preferred shareholders of Sunrise, Series A (2,550,000 shares) convertible to common under certain terms and one for common shareholders of Sunrise (1,800,000 shares), Series B, which is convertible to common and which will be restricted and held in trust for Sunrise common shareholders subject to completion of an audit.

         The dividend (in trust) to Sunrise common shareholders will be based upon the Sunrise shareholders of record upon the completion of the audit. After audit, the Series B Preferred shares will be converted to common shares of NHCI.

         The closing of the transaction is subject to delivery of audits for STN and its subsidiary NexHorizon, in 2007.


NOTE 8 - INCOME TAXES

         The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are not recognized. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period. Use of the carryforward may be restricted if there is a change in ownership.

         The Company's deferred tax assets and valuation allowance for the period ending December 31, 2006 are as follows:

                  Estimated NOL Carryforward                  $  1,355,958
                  NOL Expires                                         2026
                  Estimated Tax Benefit from NOL              $    203,394
                  Valuation Allowance                         $   -203,394
                  Change in Valuation Allowance               $   -203,394
                  Net deferred income tax asset               $          -

         Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating
  loss carry forward                                                   (15%)
Deferred income tax valuation allowance                                 15%
                                                                      -----
Actual tax rate                                                          0%
                                                                     ======

Federal net operating loss carry forwards of approximately $1,355,958 at December 31, 2006, are available to offset future taxable income, if any, through 2026. A valuation allowance has been provided to reduce the deferred tax asset, which consists of the net operating loss, as realization of the asset is not assured.

NOTE 9 - COMMITMENTS

         The Company and SBG closed on March 27, 2006, for the purchase of all assets and subscribers for a wireless cableTV company from Eagle Vision, LLC located in southeast Colorado. The Company has formed a wholly-owned subsidiary called NexHorizon of Colorado, Inc. (formerly Sunrise Broadband of Colorado,

Inc.), a Colorado corporation to hold these assets. The effective date of the transaction was April 1, 2006. The total purchase price of the assets and subscribers of Eagle Vision, LLC was $150,000. The $150,000 is to be paid in a single payment on or before one year from April 1, 2006, with accrued interest of 12% per annum. The Seller was issued at closing 200,000 warrants in SBG at a warrant price of $.50 per share. These warrants will expire two years from April 1, 2006. On April 1, 2007 the payment terms were extended 90 days for consideration of 75,000 shares of common stock NexHorizon Communications, Inc.

         The Company and SBG has a line of credit payable of $25,000 accruing interest at 15% per annum. This line of credit is secured by the assets acquired from Eagle Vision, LLC. As of December 31, 2006 the outstanding balance is $25,000.

     On October 17, 2006, Sunrise Broadband Group, Inc. agreed to merge its wholly-owned subsidiary Sunrise Television Networks, Inc., and STN's wholly-owned subsidiary NexHorizon of Colorado, Inc., a holder of a cable TV network and license into NexHorizon Communications, Inc. (formerly Y-Tel International, Inc.)("NHCI"), a Delaware corporation by merging STN into NexHorizon Communications, Inc.'s wholly-owned subsidiary Sunrise Acquisitions, Inc.

         As of October 23, 2006, the SBG added Ronald T. VanDzura to the board of directors. In addition the SBG's Chairman / CEO Calvin D. Smiley, Sr. and Director / CFO Daniel Smith stepped down from their previous positions to accept newly appointed positions with NexHorizon Communications, Inc.

         In the fourth quarter of 2006, SBG issued uncollateralized promissory notes totaling $29,650 bearing no interest. As of December 31, 2006 the outstanding promissory notes total $29,650.

NOTE 10 - SUBSEQUENT EVENTS

         On January 26, 2007 the Company and SBG entered into an agreement to acquire certain assets of a cable company doing business in 12 southeast Colorado towns offering cable TV and high speed services in certain locations. The effective date of the transaction is February 1, 2007. The Company signed a one year note for approximately $146,000.


                       SUNRISE TELEVISION NETWORKS, INC. AND SUBSIDIARIES
                                   Consolidated Balance Sheet

                                                                                March 31,         December 31,
                                                                                   2007               2006
                                                                              ---------------    ---------------
ASSETS:

   Current assets:
      Cash                                                                          $ (1,746)             $ 386
      Accounts receivable                                                                  -              1,471
      Prepaid expenses and others                                                      4,693              3,000
      Deposits                                                                             -              2,148
                                                                              ---------------    ---------------
        Total current assets                                                           2,947              7,005
                                                                              ---------------    ---------------

   Non-current assets:
      Receivable from SBG (related party)                                            813,565            799,165
                                                                              ---------------    ---------------
        Total non-current assets                                                     813,565            799,165

   Furniture and equipment, net of accumulated depreciation
      of $22,246, as of March 31, 2007 and $17,453
      as of December 31, 2006                                                         90,180             48,050
                                                                              ---------------    ---------------
        Total furniture and equipment                                                 90,180             48,050

 Other assets:
       Licenses and subscription lists, net of  $10,060 and $7,545 of accumualted amortization as of March 31, 2007
       and December 31, 2006                                                         190,540             93,055
                                                                              ---------------    ---------------
                                                                                     190,540             93,055

TOTAL ASSETS                                                                      $1,097,232          $ 947,275
                                                                              ===============    ===============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

    Current Liabilities:
         Accounts payable                                                          $ 179,432          $ 414,081
         Payables to related party                                                   541,252            309,907
         Accrued liabilities and expenses                                             64,143             64,143
         Notes payable, including accrued interest                                 1,408,512          1,151,150
         Convertible notes payable, including accrued interest                       389,123            363,952
                                                                              ---------------    ---------------

Total Current Liabilities                                                          2,582,462          2,303,233
                                                                              ---------------    ---------------
Stockholders' Deficit:
    Common stock, no par value; 1 share                                                    -                  -
        authorized, 1 share issued and outstanding
        as of March 31, 2007
     Additional paid in capital                                                            -                  -
    Deficit accumulated during the development stage                              (1,485,230)        (1,355,958)
                                                                              ---------------    ---------------

Total Stockholders' Deficit                                                       (1,485,230)        (1,355,958)
                                                                              ---------------    ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                       $1,097,232          $ 947,275
                                                                              ===============    ===============


                       SUNRISE TELEVISION NETWORKS, INC.
                     Consolidated Statements of Operations

                                                                                From Period of
                                                     March 31,                   Inception to
                                                                                   March 31,
                                         ----------------   ----------------   -----------------
                                              2007               2006                2007
                                         ----------------   ----------------   -----------------
Revenue:
  Sales -cable services                         $ 55,626                $ -            $ 85,468
  Cost of sales - cable services                 (48,028)                 -             (72,275)
                                         ----------------   ----------------   -----------------

Gross profit (loss)                                7,598                  -              13,193

Operating Expenses
   General, selling and
   administrative expenses                        85,984             96,350           1,308,388
                                         ----------------   ----------------   -----------------

Operating Loss                                    85,984             96,350           1,308,388
                                         ----------------   ----------------   -----------------

Loss from operations                             (78,386)           (96,350)         (1,295,195)
                                         ----------------   ----------------   -----------------


Other Income (Expenses)
   Warrant financing costs                             -                  -             (14,400)
   Interest income                                     -                650                   -
   Interest expense
     and financing costs                         (50,910)           (18,969)           (173,116)
   Other income (expense)                             24               (375)             (2,519)
                                         ----------------   ----------------   -----------------
                                                 (50,886)           (18,694)           (190,035)

Net Loss                                       $(129,272)         $(115,044)        $(1,485,230)
                                         ================   ================   =================

Per Share Information
Loss per common share                      $ (129,272)        $ (115,044)
                                         ================   ================

Weighted average number
of shares outstanding                                  1                  1
                                         ================   ================

               Sunrise Television Networks, Inc. and Subsidiaries
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2007
                                   (Unaudited)

NOTE 1 - FORMATION AND NATURE OF BUSINESS

     Sunrise Television Networks, Inc., ("STN" or the "Company") a wholly-owned subsidiary of Sunrise Broadband Group, Inc. (the "SBG") was formed on February 22, 2006 in the state of Colorado. On March 28, 2006, STN formed NexHorizon of Colorado, Inc. ("NexHorizon") (formerly Sunrise Broadband of Colorado, Inc.) a wholly-owned subsidiary for future acquisitions.

         On March 27, 2006, the Company closed on the purchase of all assets and subscribers for a wireless cable TV company from Eagle Vision, LLC located in southeast Colorado. The acquired assets are held in the newly formed subsidiary, NexHorizon. The effective date of the transaction is April 1, 2006. The total purchase price of the assets and subscribers of Eagle Vision, LLC is $150,000. The $150,000 was to be paid in a single payment on or before one year from April 1, 2006, with accrued interest of 12% per annum. The Seller was issued at closing 200,000 warrants in SBG at a warrant price of $.50 per share. On April 1, 2007 the payment was not made. The Company has proposed an extension to the note holder. As of the issuance of this report the note holder has not accepted the proposed terms and the company is in default unless the note holder accepts the extension.

         On February 1, 2007, the Company received 387,002 shares of restricted common stock of Communications, Inc. ("NHCI") in exchange for a note payablee in the amount of $146,200. STN used the common stock to acquire 13 rural Colorado cable TV systems. Upon the closing of the proposed merger with NHCI, the note receivable will be eliminated in consolidation.

         Headquartered in Westminster, Colorado, the Company is a development stage company focused on raising the working capital necessary to deliver broadband solutions to rural communities through strategic acquisitions and mergers.

Development Stage Company:

         The Company is a development stage company since planned principal operations have not yet commenced. As a development stage company, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Going concern and management's plans:

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has limited business operations to date, has incurred significant operating losses, has a negative cash flow from operations and has working capital and shareholders' deficits. These matters raise substantial doubt about the Company's ability to continue as a going concern. In view of these matters, realization of certain assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations. The Company intends merge or acquire additional operating capital through equity offerings to its stockholders and potential investors. There is no assurance that the equity offerings will be successful in raising sufficient funds to cover operations or to assure the eventual profitability of the Company. Management believes that actions planned and presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue.

         The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Use of accounting estimates in the preparation of financial statements:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock based compensation:

            Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share Based Payment, using the modified-prospective transition method. Under this transition method, compensation cost required to be recognized in the periods ended subsequent to January 1, 2006 will include: (a) compensation cost for all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R).

            The Company calculates stock-based compensation by estimating the fair value of each option using the Black-Scholes option pricing model. The Company's determination of fair value of share-based payment awards are made as of their respective dates of grant using that option pricing model and is affected by the Company's stock price as well as assumptions regarding a number of subjective variables. These variables include, but are not limited to the Company's expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behavior. The Black-Scholes option pricing model was developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because the Company's employee stock options have certain characteristics that are significantly different from traded options, the existing valuation models may not provide an accurate measure of the fair value of the Company's employee stock options. Although the fair value of employee stock options is determined in accordance with SFAS No. 123(R) using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. The calculated compensation cost will be recognized on a straight-line basis over the vesting period of the option.

Recently issued accounting pronouncements:

         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Shareholder Based Payment", which addresses the accounting for share-based payment transactions. SFAS 123R eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123R will be effective for non-public companies as of the first annual reporting period that begins after December 15, 2005, and as of the beginning of the first annual reporting period that begins after June 15, 2005 for public entities that do not file as small business issuers. SFAS No. 123R offers the Company alternative methods of adopting this standard. At the present time, the Company has not yet determined which alternative method it will use and the resulting impact on its financial position or results of operations.

         In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position or results of operations.

         In March 2005, the FASB published FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations," which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company's fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company's consolidated financial position or results of operations.


         In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and represents another step in the FASB's goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The Company does not believe the adoption of FASB Statement 151(sic) will have a material effect on its financial position or results of operations.

            In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

         In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation "Accounting for Uncertain Tax Positions--an interpretation of FASB Statement No. 109." Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

         There were various other accounting standards and interpretations issued during 2007, 2006, and 2005, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

Per share computations:

         In accordance with SFAS No. 128 - "Earnings Per Share" the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Preferred stock outstanding, due to its conversion features, are considered to be common stock equivalents for computation of per share information. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. No adjustment has been made for options or warrants outstanding in the computation of per share information since the effect would have been anti-dilutive.

Fair value of financial instruments:

         The fair value of the Company's cash and accounts payable approximates the carrying amounts due to the short maturities of these instruments. The fair value of the Company's related party payables is not practicable to estimate, due to the related party nature of the underlying transactions. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Concentrations:

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. At March 31, 2007, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

Revenue recognition:

         The Company has had minimal revenues to date. It is the Company's policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

NOTE 3 - COLORADO CABLE SYSTEM ACQUISITION

         On February 1, 2007, the Company purchased 13 rural Colorado cable TV systems. The purchase price of the systems was $146,200. The Company purchased the systems using 387,002 shares of restricted common stock of NHCI, the acquiring party in the proposed acquisition of STN. The Company signed a $146,200 unsecured note payable with STN.

         The preliminary allocation of the purchase price has been made to the major categories of assets and liabilities in the accompanying consolidated financial statements, of which $100,000 was allocated to subscription lists, which represents management's best estimate of the fair value of the client contracts and relationships as of the date of the acquisition. The final allocation of the purchase price may differ from the amounts included in the accompanying consolidated financial statements.

NOTE 4 - PAYABLES TO RELATED PARTIES

         As of March 31, 2007, the Company had payables outstanding to related parties totaling $541,253. Such payables were the result of the combination of cash advances to the Company as well as accruals for unpaid compensation. The payables to related parties have no written repayment terms, bear no interest and are uncollateralized.

         As of March 31, 2007 the Company had receivables outstanding from its parent company SBG totaling $813,565. The Company's parent, SBG, has transferred all operational assets to STN, and is attempting to transfer all operational liabilities as well. The liabilities are accounted for in STN, although as of March 31, 2007 all liabilities remained the legal responsibility of SBG as well. In addition, SBG remains responsible for liens of approximately $175,000 against Company assets.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Contingencies:

         SBG and the Company are negotiating to settle an outstanding dispute. Currently in litigation the tentative agreed upon settlement amount of $64,143 had been recorded by SBG and the Company as a liability and is outstanding as of December 31, 2006. In 2005 SBG entered into an agreement to acquire a cable TV company. The transaction did not close and SBG has agreed to the settlement and is currently negotiating the terms/method of repayment.

NOTE 6 - STOCKHOLDERS' EQUITY

Authorized:

         STN, a wholly-owned subsidiary of Sunrise Broadband Group, Inc. has one
(1) common share authorized and issued and outstanding owned by Sunrise Broadband Group, Inc.

Notes payable and warrants:

         At March 31, 2007, the Company had notes payable, convertible notes payable and accrued interest summarized as follows:

                                                                 March 31,
                                                                   2007

Notes payable                                                  $ 1,022,073
Accrued interest payable                                           386,439
                                                                ------------
Total                                                          $ 1,408,512
                                                                ============

Convertible notes payable                                         $225,000
Accrued interest payable                                           164,123
                                                                ------------
Total                                                             $389,123
                                                                ============

         According to the terms of the notes, the Company and the note holder will agree either to repayment of the note or convert part or all of the note to equity. The issuance of the notes by SBG was prior to the formation of STN and the conversion price was set at $1.00 per share. Since according to the terms of the note, both parties must mutually agree, the notes are not therefore convertible by either party without agreement.

         The notes bear interest at rates ranging from 12% to 120% annually. Certain of these notes are collateralized by all assets and if Company stock price falls below $.03 for twenty consecutive trading days, the note holder may elect to declare the Company in default at which time the Company has sixty days to pay the notes in full.

         All of the notes have been classified as current liabilities due to payment terms of the note and are considered due on demand.

         The Company's interest expense for these notes totaled $50,910 for the period.

     On October 17, 2006, Sunrise Broadband Group, Inc. agreed to merge its wholly-owned subsidiary Sunrise Television Networks, Inc., ("STN") and STN's wholly-owned subsidiary NexHorizon of Colorado, Inc. (formerly Sunrise Broadband of Colorado, Inc.) a holder of a cable network and license into NexHorizon Communications, Inc. ("NHCI") (formerly Y-Tel International, Inc.) a Delaware corporation by merging STN into NexHorizon Communications, Inc.'s wholly-owned subsidiary Sunrise Acquisitions, Inc.

         NHCI agreed to issue two series of preferred stock to Sunrise Broadband Group, Inc. shareholders, one for preferred shareholders of Sunrise, Series A (2,550,000 shares) convertible to common under certain terms and one for common shareholders of Sunrise (1,800,000 shares), Series B, which is convertible to common and which will be restricted and held in trust for Sunrise common shareholders subject to completion of an audit.

         The dividend (in trust) to Sunrise common shareholders will be based upon the Sunrise shareholders of record upon the completion of the audit. After audit, the Series B Preferred shares will be converted to common shares of NHCI.

         The closing of the transaction is subject to delivery of audits for STN and its subsidiary NexHorizon, in 2007.

NOTE 9 - COMMITMENTS

         The Company and SBG closed on March 27, 2006, for the purchase of all assets and subscribers for a wireless cable TV company from Eagle Vision, LLC located in southeast Colorado. The Company has formed a wholly-owned subsidiary called NexHorizon of Colorado, Inc. (formerly Sunrise Broadband of Colorado, Inc.), a Colorado corporation to hold these assets. The effective date of the transaction was April 1, 2006. The total purchase price of the assets and subscribers of Eagle Vision, LLC was $150,000. The $150,000 is to be paid in a single payment on or before one year from April 1, 2006, with accrued interest of 12% per annum. The Seller was issued at closing 200,000 warrants in SBG at a warrant price of $.50 per share. These warrants will expire two years from April 1, 2006. On April 1, 2007 the payment terms were extended 90 days for consideration of 75,000 shares of common stock NexHorizon Communications, Inc.

         The Company and SBG has a line of credit payable of $25,000 accruing interest at 15% per annum. This line of credit is secured by the assets acquired from Eagle Vision, LLC. As of March 31, 2007, the outstanding balance is $25,000.

     On October 17, 2006, Sunrise Broadband Group, Inc. agreed to merge its wholly-owned subsidiary Sunrise Television Networks, Inc., and STN's wholly-owned subsidiary NexHorizon of Colorado, Inc., a holder of a cable TV network and license into NexHorizon Communications, Inc. (formerly Y-Tel International, Inc.)("NHCI"), a Delaware corporation by merging STN into NexHorizon Communications, Inc.'s wholly-owned subsidiary Sunrise Acquisitions, Inc.

         In the fourth quarter of 2006, SBG issued uncollateralized promissory notes totaling $29,650 bearing no interest. As of December 31, 2006 the outstanding promissory notes total $29,650.


                        NEXHORIZON COMMUNICATIONS, INC. AND SUBSIDIARIES
                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                         March 31, 2007


                                                                 Historical
                                                    ------------------------------------
                                                                            Sunrise
ASSETS                                                   NexHorizon       Television           Pro forma              Pro forma
                                                      Communications,   Networks, Inc.        adjustments           consolidated
                                                    ------------------  --------------       --------------       --------------
Cash and cash equivalents                        $                 88  $         (1,746) $                      $         (1,658)
Receivables                                                         -                 -                                        -
Due from affiliate                                            217,634                 -                                  217,634
Prepaid expenses and other                                     53,163             4,693                                   57,856
Current portion of prepaid services                            30,000                 -                                   30,000
                                                    ------------------    --------------    ----------------       --------------
   Total current assets                                       300,885             2,947                   -              303,832
                                                    ------------------    --------------    ----------------       --------------

Receivable from SBG, related party                                  -           813,565                                  813,565
                                                    ------------------    --------------    ----------------       --------------
   Total non-current assets                                                     813,565                                  813,565

Furniture and equipment, net                                  158,102            90,180                                  248,282
                                                    ------------------    --------------    ----------------       --------------

Investment in Sunrise Television                                                                    533,332 (a)
                                                                                                   (533,332)
Other assets                                                    2,925                                                      2,925
Prepaid services, net                                          21,250                 -                                   21,250
Intellectual property, net                                          -           190,540                                  190,540
                                                    ------------------    --------------    ----------------       --------------
                                                               24,175           190,540                   0              214,715
                                                    ------------------    --------------    ----------------       --------------

   Total assets                                  $            483,162  $      1,097,233  $                0     $      1,580,395
                                                    ==================    ==============    ================       ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                 $            761,004  $        179,432  $                      $        940,436
Payables, related party                                             -           541,253                                  541,253
Accrued liabilities and expenses                              146,017            64,143                                  210,160
Notes payable, including accrued interest                      54,168         1,083,662                                1,137,830
Convertible notes payable, including
    accrued interest                                                -           713,973                                  713,973
                                                    ------------------    --------------    ----------------       --------------
   Total current liabilities                                  961,189         2,582,463                                3,543,652

Long Term Liabilities                                          57,346                 -                                   57,346
                                                    ------------------    --------------    ----------------       --------------

   Total liabilities                                        1,018,535         2,582,463                                3,600,998
                                                    ------------------    --------------    ----------------       --------------


Stockholders' deficit                                        (535,373)       (1,485,230)                267 (a)       (2,020,603)
                                                                                                    533,065 (a)
                                                                                                   (533,332)(a)

   Total liabilities and stockholders' deficit   $            483,162  $      1,097,233  $                0     $      1,580,395
                                                    ==================    ==============    ================       ==============


                                NEXHORIZON COMMUNICATIONS, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                        THREE MONTHS ENDED MARCH 31, 2007


                                                                           Historical
                                                               ---------------------------------------
                                                                            Sunrise
                                                         NexHorizon       Television           Pro forma              Pro forma
                                                      Communications,   Networks, Inc.        adjustments           consolidated
                                                    ------------------  --------------       --------------       --------------
Revenues                                      $                    - $            55,626 $                 $           55,626
Direct cost of sales                                               -             (48,028)                             (48,028)
                                                  -------------------    ----------------   ---------------    ---------------

Gross profit                                                       -               7,598                                7,598
                                                  -------------------    ----------------   ---------------    ---------------


Total operating expenses                                    (300,615)            (85,984)                            (386,599)
                                                  -------------------    ----------------   ---------------    ---------------

Loss from operations                                        (300,615)            (78,386)                            (379,001)
                                                  -------------------    ----------------   ---------------    ---------------

Other income (expense):
    Warrant financing costs                                        -                   -                                    -
     Interest expense                                        (22,053)            (50,910)                             (72,963)
     Other                                                   (46,883)                 24                              (46,859)
                                                  -------------------    ----------------   ---------------    ---------------
                                                             (68,936)            (50,886)                            (119,822)
                                                  -------------------    ----------------   ---------------    ---------------

Net income (loss)                                           (369,551)           (129,272)                            (498,823)
                                                  -------------------    ----------------   ---------------    ---------------

Net income (loss) applicable to common
     shareholders                             $             (369,551) $         (129,272)$                  $        (498,823)
                                                  ===================    ================   ===============    ===============

Basic and diluted net loss per common share   $                (0.04)           (129,272)                   $           (0.05)
                                                  ===================    ================                      ===============

Weighted average number of common
  shares outstanding                         $             6,947,900                   1                (1)         9,614,567
                                                  ===================    ================                      ===============
                                                                                                 2,666,667 (a)

                NEXHORIZON COMMUNICATIONS, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                   BALANCE SHEET AND STATEMENTS OF OPERATIONS
            BALANCE SHEET AS OF DECEMBER 31, 2006, AND STATEMENTS OF
                OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006


(A) This entry is recorded to reflect the reverse merger acquisition of Sunrise Television Networks, Inc. ("Sunrise Television") and its wholly-owned subsidiary NexHorizon of Colorado, Inc. and NexHorizon Communications, Inc. ("the Company"). The Company acquired 100% of the issued and outstanding common stock of Sunrise Television and its wholly-owned subsidiary NexHorizon of Colorado in exchange for 400,000 shares of the Company's Series B Preferred Stock par value $0.0001, which is convertible into 2,666,667 shares of the Company's common stock, which per the agreement provides that the shares will be exercised upon closing of the transaction. Per the terms of the Purchase Agreement, the Company has held the 400,000 shares of the Series B Preferred Stock in escrow pending the completion of an audit which was completed June 20, 2007. The purchase price and historical book value are as follows:

    Purchase Price:

      2,666,667 shares of Nexhorizon
       common stock ($0.20 per share,
       closing market on 3-31-07)                    $  533,333
      Book value of common stock
           acquired                                   (       1)
                                                     ----------
      Purchase Price in excess of
       equity acquired                               $  533,332
                                                     ==========


In accordance with accounting procedures for reverse merger acquisitions, Sunrise Television has been determined to be the surviving entity of the transaction. Therefore, stockholders' deficit in the consolidation has been adjusted for this transaction.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        NEXHORIZON COMMUNICATIONS, INC.



                                        By: /s/ Daniel M. Smith
                                           -------------------------------
                                           Daniel M. Smith


                                        Date:  June 27, 2007